UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024 (June 4, 2024)

Twelve Seas Investment Company II

(Exact name of registrant as specified in its charter)

Delaware	001-40123	85-2141273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Park Avenue S.

Suite 89898

New York, New York

(Address of principal executive offices)

10003-1502

(Zip Code)

Registrant’s telephone number, including area code: (917) 361-1177

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	TWLVU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	TWLV	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50 per share	TWLVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 27, 2024, Twelve Seas Investment Company II, a Delaware corporation (the “Company”), received a notice (the “First Notice”) from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company had failed to comply with Nasdaq Listing Rule IM-5101-2, which requires that a special purpose acquisition company must complete one or more business combinations within 36 months of the effectiveness of its initial public offering registration statement.

On April 26, 2024, the Company received a notice (the “Second Notice”) from the Staff, dated April 23, 2024, as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”). The Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria established in Nasdaq Listing Rule 5250(c)(1).

As reported by the Company in its Form 12b-25 filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 2, 2024, the Company was unable to file its 2023 Form 10-K within the prescribed time period without unreasonable effort or expense. The extension period provided under SEC Rule 12b-25 expired on April 16, 2024.

On May 23, 2024, the Company received a notice (the “Third Notice”, and together with the First Notice and Second Notice, the “Notices”) from the Staff as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (the “Form 10-Q”). The Notice advised the Company that it was not in compliance with Nasdaq’s continued listing requirements under the timely filing criteria established in Nasdaq Listing Rule 5250(c)(1).

As reported by the Company in its Form 12b-25 filed with the SEC on May 16, 2024, the Company was unable to file its Form 10-Q within the prescribed time period without unreasonable effort or expense. The extension period provided under SEC Rule 12b-25 expired on May 20, 2024.

As previously disclosed, after timely requesting a hearing before the Nasdaq Hearings Panel (the “Panel”), the Company (i) presented their views about the Notices to the Panel at the hearings conference on May 2, 2024 and (ii) on May 15, 2024, received a decision (the “Decision”) from the Panel granting the Company’s request for an exception until August 26, 2024 and continued listing on the Nasdaq Capital Market, subject to certain conditions.

As previously disclosed, on May 28, 2024, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved an extension of the date by which the Company must consummate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”) from June 2, 2024 to December 2, 2024, or such earlier date as determined by the Company’s board of directors (the “Board”, and such extension, the “Third Extension”).

Subsequently, as further explained in Item 8.01 below, on June 4, 2024, the Board determined that (i) the Company would be unable to consummate a Business Combination by August 26, 2024 per the terms of the Decision and (ii) it would consequently be in the best interests of the Company’s stockholders for the Company to (x) not utilize the Third Extension to further extend the Combination Period and (y) commence with the Redemption, Liquidation and Dissolution (each as defined below).

Given the Board’s determination that it is in the best interest of the Company’s stockholders for the Company to not implement the Third Extension and proceed with the Redemption, Liquidation and Dissolution, (i) the Company no longer intends on filing the 2023 Form 10-K and Form 10-Q and (ii) all shares submitted by stockholders for redemption in connection with the Meeting are being returned to such redeeming stockholders per the terms of the Third Extension as set forth in the Company’s Definitive Preliminary Proxy Statement on Schedule 14A filed with the SEC on May 14, 2024.

On June 4, 2024, the Company notified the Panel of its decision to withdraw from the hearings process and on June 6, 2024, the Company received confirmation from the Staff about the withdrawal decision. As a result of the Company withdrawing its appeal, its public securities will be suspended from trading on the Nasdaq Capital Market at the open of business on June 10, 2024. The Company’s public securities will then begin trading on the over-the-counter market on June 10, 2024, under the same trading symbols, “TWLV”, TWLVU” and “TWLVW”.

Item 8.01 Other Events.

On June 4, 2024, the Board determined that it is in the best interests of the Company’s stockholders for the Company to not utilize the Third Extension to further extend the Combination Period and instead to (i) cease all operations except for the purpose of winding up as soon as practicable, (ii) as promptly as reasonably possible redeem the shares of Class A common stock (the “Public Shares”) that were included in the units issued in the Company’s initial public offering (the “IPO”) at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with the IPO (the “Trust Account”) including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law (the “Redemption”), and (iii) as promptly as reasonably possible following the Redemption, subject to the approval of the Company’s remaining stockholders and its Board, liquidate the funds held in the Trust Account (the “Liquidation”) and dissolve the Company (the “Dissolution”), subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless. Twelve Seas Sponsor II LLC, the Company’s sponsor, has agreed to waive its redemption rights with respect to the shares of Class B common stock of the Company issued prior to the IPO, including shares of the Company’s Class A common stock issued upon conversion of the Class B common stock.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed Continental Stock Transfer & Trust Company (“Continental”), as its trustee, to take all necessary actions to effect the Liquidation. The proceeds thereof, less $100,000 of interest to pay dissolution expenses and net of taxes payable, will be held in a trust operating account while awaiting disbursement to the holders of the Public Shares. The Company expects to redeem all of the outstanding Public Shares for an estimated redemption price of approximately $10.558 per share (the “Redemption Amount”), which amount reflects the payment of up to $100,000 of dissolution expenses and the payment of taxes. All other costs and expenses associated with implementing the Dissolution will be funded from proceeds held outside of the Trust Account. Record holders of Public Shares will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. The Redemption Amount is expected to be paid out within ten business days after the instruction to Continental to commence the Redemption and Liquidation.

On June 10, 2024, the Company issued a press release announcing (i) the Redemption, Liquidation and Dissolution and (ii) its decision to not implement the Third Extension. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2024

Twelve Seas Investment Company II

By:	/s/ Dimitri Elkin
	Name:	Dimitri Elkin
	Title:	Chief Executive Officer

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